Exhibit 99.1

Global Industries, Ltd.

For Immediate Release
PRESS RELEASE	Contact: Investor Relations
Tel: 281.529.7799
GLOBAL INDUSTRIES, LTD. ANNOUNCES RESULTS
FOR THE SECOND QUARTER OF 2010
Carlyss, Louisiana, August 4, 2010 — Global Industries, Ltd. (NASDAQ: GLBL) today announced revenues of $121.8 million for the second quarter of 2010 compared to $294.8 million for the second quarter of 2009. Net income was $1.4 million, or $0.01 per diluted share, for the second quarter of 2010 compared to net income of $45.9 million, or $0.40 per diluted share, for the second quarter of 2009. Included in net income for the quarter are pre-tax impairment losses of $10.2 million in our North America OCD and Asia Pacific/Middle East segments.
For the six months ended June 30, 2010, the Company reported revenue, net loss and loss per diluted share of $228.6 million, $20.0 million and $0.18, respectively, as compared to revenue, net income and earnings per diluted share of $564.3 million, $65.0 million and $0.57, respectively, for the six months ended June 30, 2009.
Commenting on the second quarter results, Chief Executive Officer John Reed stated, “Our results continue to be adversely affected by the downturn in our industry and reflective of the low level of project activity worldwide. Also contributing to the quarter’s negative result is the impact of the oil spill in the U.S. Gulf of Mexico as permitting delays and uncertainty in the market have resulted in project delays and cancellations.”
Project awards for the second quarter of 2010 were $258.5 million and backlog at June 30, 2010 was $247.2 million, an increase of $136.8 million from the March 31, 2010 backlog. Significantly contributing to the increase is the award during the second quarter of 2010 of the L-59 project for Pemex which has an original contract value of $125 million.
Mr. Reed continued, “While market conditions are clearly difficult, we have made substantial progress toward our goals of rationalizing our fleet and organizing to best support our new-build vessels and larger more complex projects. Recent hires and organizational changes have improved our business acquisition capabilities and we remain focused on rebuilding our backlog. We have recently seen an increase in bids in house, and while pricing remains very tight, we expect conditions will continue to improve throughout the remainder of 2010 and into 2011.”
A conference call will be held at 9:00 a.m. Central Time on August 5, 2010. Anyone wishing to listen to the conference call may dial 888-677-0183 (domestic) or 1-773-756-0451 (international) and request connection to the “Global Second Quarter Earnings” call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real time on the Company’s website at www.globalind.com, where it will also be archived for anytime reference until August 26, 2010.
All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global’s express written consent.

Global Industries, Ltd. is a leading offshore solutions provider of offshore construction, engineering, project management, and support services including pipeline construction, platform installation and removal, deepwater/SURF installations, IRM, and diving to the oil and gas industry worldwide. The Company’s shares are traded on The NASDAQ Global Select Market under the symbol “GLBL.”
This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company’s ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

Set forth are our Company’s results of operations for the periods indicated.
RESULTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009
Revenues	$121,768	$294,827	$228,579	$564,292
Cost of operations	114,585	229,656	225,645	453,754

Gross profit	7,183	65,171	2,934	110,538
Loss (gain) on asset disposals and impairments	10,214	(3,715)	10,788	(8,523)
Selling, general and administrative expenses	17,395	16,689	34,939	36,560

Operating income (loss)	(20,426)	52,197	(42,793)	82,501
Interest income	492	618	733	1,192
Interest expense	(1,756)	(3,729)	(4,659)	(7,222)
Other income (expense), net	(579)	4,492	(1,006)	6,570

Income (loss) before taxes	(22,269)	53,578	(47,725)	83,041
Income tax expense (benefits)	(23,675)	7,645	(27,773)	18,077

Net income (loss)	$1,406	$45,933	$(19,952)	$64,964

Earnings (Loss) Per Common Share
Basic	$0.01	$0.40	$(0.18)	$0.57
Diluted	$0.01	$0.40	$(0.18)	$0.57

Weighted Average Common Shares Outstanding
Basic	113,831	112,521	113,595	112,459
Diluted	114,126	114,500	113,595	114,319

Other Data
Depreciation and Amortization	$12,879	$17,107	$27,954	$34,710
Backlog at end of period			$247,166	$215,637

Effective January 1, 2010, we combined our Middle East and Asia Pacific/India segments into the Asia Pacific/Middle East segment. This change has been reflected as a retrospective change to the financial information for the three months and six months ended June 30, 2009 presented below. This change did not affect our consolidated results of operations or tax reporting.
Set forth are our Company’s results of operations by reportable segment for the periods indicated.
RESULTS OF OPERATIONS BY REPORTABLE SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009
	(In thousands)
Total segment revenues
North America OCD	$15,506	$43,630	$19,404	$48,950
North America Subsea	32,662	34,198	60,493	65,750
Latin America	33,601	73,470	76,442	149,785
West Africa	—	36,436	—	101,568
Asia Pacific/Middle East	41,342	117,519	74,976	209,676

Subtotal	123,111	305,253	231,315	575,729

Intersegment eliminations
North America Subsea	(1,343)	(10,426)	(2,736)	(11,437)

Subtotal	(1,343)	(10,426)	(2,736)	(11,437)

Consolidated revenues	$121,768	$294,827	$228,579	$564,292

Income (loss) before taxes
North America OCD	$(7,578)	$4,260	$(14,795)	$(7,979)
North America Subsea	(1,671)	3,717	(4,736)	15,705
Latin America	(2,487)	16,445	(11,556)	22,467
West Africa	(1,562)	15,081	(3,320)	32,859
Asia Pacific/Middle East	(1,608)	20,893	2,836	34,594
Corporate	(7,363)	(6,818)	(16,154)	(14,605)

Consolidated income (loss) before taxes	$(22,269)	$53,578	$(47,725)	$83,041

CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$264,727	$344,855
Restricted cash	5,270	1,139
Marketable securities	750	30,750
Accounts receivable — net of allowance of $3,485 for 2010 and $2,765 for 2009	99,039	160,273
Unbilled work on uncompleted contracts	52,921	92,569
Contract costs incurred not yet recognized	25,039	489
Deferred income taxes	3,347	2,945
Assets held for sale	18,417	16,152
Prepaid expenses and other	54,364	31,596

Total current assets	523,874	680,768

Property and Equipment, net	775,241	722,819

Other Assets
Marketable securities — long-term	—	11,097
Accounts receivable — long-term	8,670	12,294
Deferred charges, net	41,885	49,866
Goodwill	37,388	37,388
Other	11,179	9,961

Total other assets	99,122	120,606

Total	$1,398,237	$1,524,193

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current maturities of long term debt	$3,960	$3,960
Accounts payable	98,980	192,008
Employee-related liabilities	17,029	18,079
Income taxes payable	32,243	45,301
Other accrued liabilities	32,153	15,811

Total current liabilities	184,365	275,159

Long-Term Debt	296,803	294,366
Deferred Income Taxes	47,978	69,998
Other Liabilities	15,766	15,171

Commitments and Contingencies	—	—

Shareholders’ Equity
Common stock, $0.01 par value, 250,000 shares authorized, and 115,113 and 119,989 shares issued at June 30, 2010 and December 31, 2009, respectively	1,151	1,200
Additional paid-in capital	412,978	513,353
Retained earnings	448,478	468,430
Treasury stock at cost, 6,130 shares at December 31, 2009	—	(105,038)
Accumulated other comprehensive loss	(9,282)	(8,446)

Total shareholders’ equity	853,325	869,499

Total	$1,398,237	$1,524,193

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